Exhibit 23.1



                         [TRICE & GEARY LLC LETTERHEAD]


Board of Directors
Glen Burnie Bancorp

         We hereby consent to the use of our report dated February 12, 1997 and to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement on Form S-1 being filed by Glen Burnie Bancorp with respect to its Dividend Reinvestment and Stock Purchase Plan and Stockholder Purchase Plan.


                                                     TRICE & GEARY LLC

/s/ Trice & Geary LLC
December 12, 1997